                                                                    EXHIBIT 10.2
                                                                    ------------

                     CONSENT AGREEMENT AND SIXTH AMENDMENT
                     -------------------------------------

     CONSENT AGREEMENT AND SIXTH AMENDMENT (this "Agreement"), dated as of August 30, 1995, among AUTOTOTE CORPORATION ("Holdings"), AUTOTOTE SYSTEMS, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided by such terms in the Credit Agreement or the July 1995 Agreement referred to below, as the case may be.


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as further amended, modified or supplemented through the date hereof, the "Credit Agreement");

     WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Waiver, Consent, Agreement and Fifth Amendment, dated as of July 19, 1995 (the "July 1995 Agreement"), to the Credit Agreement;

     WHEREAS, Holdings and the Borrower have requested that the Banks consent to certain modifications and waivers to certain provisions of the July 1995 Agreement and the Credit Agreement as herein provided; and

     WHEREAS, subject to and on the terms and conditions set forth herein, the Banks are willing to consent to such modifications and waivers;

     NOW THEREFORE, it is agreed:

I.  Modifications

     1. Pursuant to Section I(5) of the July 1995 Agreement and notwithstanding the provisions of clauses (i) through (iii), inclusive, of Section 9.05(xii) of the Credit Agreement, Holdings may incur up to $10,000,000 of Permitted Additional Subordinated Debt so long as (i) the material terms and conditions thereof are as set forth on Exhibit A hereto (which in any event shall be revised to reflect the comments noted thereon), (ii) the final documentation therefor is in form and substance satisfactory to the Required Banks and (iii) the net cash proceeds therefrom are used on the date of receipt thereof to prepay outstanding Revolving Loans pursuant to Section 4.01 of the Credit Agreement (without giving effect to Section 4.01(ii) thereof).

     2. The Banks hereby agree that, notwithstanding anything to the contrary contained in Section I(13)(i) of the July 1995 Agreement, the incurrence of at least $5,000,000 in aggregate principal amount of the Permitted Additional Subordinated Debt in accordance with the terms of Section 1 of this Agreement shall satisfy the requirements of such Section I(13)(i) so long as such incurrence occurs on or prior to September 14, 1995.

     3. The Banks hereby agree that the September 14, 1995 date referenced in each of Section I(9) of the July 1995 Agreement and Section I(13) of the July 1995 Agreement (as such date relates to clauses (ii) of such Section I(13)), is hereby extended until October 13, 1995.

     4. The Banks hereby agree that the letter attached hereto as Exhibit B from Wellington Management Company satisfies the requirements of Section I(12) of the July 1995 Agreement. However, in addition to the requirements of Section I(12) of the July 1995 Agreement, Holdings and the Borrower hereby covenant and agree to continue to use their best efforts to cause the holders of the Wellington Subordinated Debt to agree to defer all cash payments (including payments of interest) which would otherwise be owing with respect thereto during the Waiver Period (assuming for purposes of this Section 3 that the Waiver Period ends on October 14, 1995) until at least February 14, 1996. No consideration shall be payable to the holders of the Wellington Subordinated Debt in connection with any such agreement unless otherwise agreed by the Required Banks. Furthermore, on or prior to September 8, 1995, Holdings shall have delivered to the Banks a report stating the status of the negotiations with the holders of the Wellington Subordinated Debt and any agreement reached with respect thereto. On September 8, 1995 and notwithstanding anything to the contrary contained in the July 1995 Agreement, the Waiver Termination Date shall occur unless the Required Banks are satisfied with the arrangements arrived at by Holdings and the Borrower, on the one hand, and the holders of the Wellington Subordinated Debt, on the other hand, with respect to the deferral of the cash payments which would otherwise be owing with respect to the Wellington Subordinated Debt as described above. Furthermore, Holdings and the Borrower acknowledge and agree that, if the Waiver Termination Date occurs on September 8, 1995, then on such date an Event of Default shall exist permitting acceleration of the obligations owing under the Credit Agreement.

     5.  The Banks hereby agree that the August 10, 1995 date referred to in
Section III(1)(b) of the July 1995 Agreement shall be extended until September 13, 1995 and that the Waiver Termination Date has not occurred as a result of the actions required to be taken pursuant to such Section III(1)(b) not being satisfied by August 10, 1995, it being understood and agreed, however, that notwithstanding anything to the contrary contained in the July 1995 Agreement, the Waiver Termination Date shall occur on

September 13, 1995 unless all actions required to be taken pursuant to such
Section III(1)(b) have been taken by September 13, 1995.

     6. The Banks hereby waive any Event of Default that has arisen as a result of, and agree that the Wavier Termination Date has not occurred because of, Holdings, and the Borrower's failure to comply with the provisions of Section I(2)(b) of the July 1995 Agreement for the fiscal quarter ending July 31, 1995. Holdings, the Borrower and the Banks further agree that Section I(2)(b) of the July 1995 Agreement shall be amended by inserting the following new sentence at the end thereof:

               "Holdings and the Borrower will not permit Consolidated EBITDA for the fiscal quarter ending October 31, 1995 to be less than $10,000,000."

          7. The Banks hereby agree that, notwithstanding anything to the contrary contained in the July 1995 Agreement and the Credit Agreement, Holdings and the Borrower may incur up to an additional $400,000 of annual lease expense in connection with their new lease for office space at 750 Lexington Avenue, New York, New York.

          8. The Banks hereby agree that, notwithstanding anything to the contrary contained in the July 1995 Agreement and the Credit Agreement, Holdings, the Borrower and Autotote CBS shall be permitted to refinance the Permitted ACBS Loan on the terms and conditions set forth on Exhibit C hereto.

II.  Miscellaneous Provisions

          1. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts of this Agreement shall be lodged with Holdings, the Borrower and the Agent.

          2. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          3. This Agreement shall become effective on the date (the "Agreement Effective Date") when each of Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent.

          4. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the July 1995 Agreement or the Credit Agreement.

                                 *     *     *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                           AUTOTOTE CORPORATION


                           By /s/ Martin E. Schloss
                             --------------------------------
                           Title: Vice President


                           AUTOTOTE SYSTEMS, INC.


                           By /s/ Martin E. Schloss
                             --------------------------------
                           Title: Vice Presidnet


                           BANKERS TRUST COMPANY,
                           Individually and as Agent


                           By /s/ Dana Klein
                             --------------------------------
                           Title: Vice President


                           BANK OF IRELAND,
                           GRAND CAYMAN BRANCH


                           By /s/ Roger Burns
                             --------------------------------
                           Title: Vice President


                           BANK POLSKA KASA OPIEKI, S.A.


                           By
                             --------------------------------
                           Title:

                           BHF-BANK AG


                           By /s/ Evon Contos
                             --------------------------------
                           Title: Vice President


                           By  /s/ Robert Suehnholz
                             --------------------------------
                           Title: Senior Vice President


                           CREDITANSTALT CORPORATE
                           FINANCE, INC.


                           By
                             --------------------------------
                           Title:


                           By
                             --------------------------------
                           Title:


                           DELAWARE TRUST COMPANY


                           By /s/ James H. Noon
                             --------------------------------
                           TiTle: Vice President


                           EUROPEAN AMERICAN BANK


                           By /s/ Dennis Nochowitz
                             --------------------------------
                           Title: Assistant Vice President


                           FLEET BANK OF MASSACHUSETTS, N.A.


                           By /s/ Michael Palmer
                             --------------------------------
                           Title: Vice President

                           GIROCREDIT BANK AG DER SPARKASSEN,
                           GRAND CAYMAN ISLAND BRANCH


                           By /s/ Anca Trifan
                             --------------------------------
                           Title: Vice President


                           By /s/ Richard R. Stone
                             --------------------------------
                           Title: First Vice President

                                   EXHIBIT A

Issuer:                      Autotote Corporation.

Securities Offered:          A minimum of $5,500,000 up to a maximum of $10,000,000 in principal amount of 9%
                             Convertible Subordinated Debentures due 1999 (the "Debentures").

Offering:                    Offering of Debentures pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

Interest Payments:           Interest on the Debentures, computed at the rate of 9% per annum, is payable annually on
                             August   , 1996, August   , 1997, August   , 1998 and August   , 1999 solely in shares of
                             Class A Common Stock, $.01 par value per share (the "Common Stock") of the Company, unless otherwise paid in shares of Common Stock upon conversion, as described under "Conversion at Option of Holders" below. The price per share of Common Stock for purposes of any interest payment, whether in connection with conversion or otherwise, is equal to
                             $     (the average of the closing prices of the Common Stock on the NASDAQ National Market
                             System during the five days ended on August    , 1995 [day before commencement of this
                             offering]).

Maturity:                    August   , 1999.

Conversion at Option of
 Holders:                    Convertible at the option of a holder into shares of Common Stock in principal amounts of
                             $10,000 or multiples thereof at any time after 20 days following the Closing as to one-third of the principal amount of each Debenture, as to an additional one-third of the principal amount after 50 days following the Closing, and as to the entire principal amount after 80 days following the Closing until the close of business on the date of maturity. The principal amount of the
                             Debentures or any portion, in multiples of $10,000, is convertible into Common Stock at a conversion price equal to the greater of (i) 84% of the Current Market Price (as defined in the Form of Debentures) of the Common Stock on the date of conversion and (ii) $2.00 per share.
                             At the time of conversion, all accrued and unpaid interest on the entire principal amount of a
                             Debenture will be converted into shares of Common Stock as described under "Interest Payments"
                             above, even if less than the entire principal amount is being converted, and will be deemed to be paid and discharged thereby.

Mandatory Conversion:        The entire principal amount of the Debentures not previously converted is subject to mandatory conversion by the Company on the Maturity Date at the same conversion price as in the case of conversion at the option of the holders. See "Conversion at Option of Holders."

Optional Redemption:         None.


Repurchase at Option of
 Holder or Other Mandatory
 Redemptions or Sinking
 Fund Provisions:            None.

Covenants:                   None.

Ranking:                     Subordinate to all existing and future Senior Indebtedness (as defined in the Form of
                             Debentures) of the Company and effectively structurally subordinated to all obligations
                             (including trade payables) of the Company's subsidiaries. As of July 31, 1995, the
                             Company had approximately $140.8 million of indebtedness outstanding (excluding accrued interest thereon and excluding undrawn letters of credit of $1.8 million) that would have constituted Senior Indebtedness. In addition, as of July 31, 1995, the Company had
                             $40 million of indebtedness outstanding (excluding accrued interest thereon) which would rank pari passu with the Debentures. The Debentures will not restrict the
                                        ---- -----
                             incurrence of additional Senior Indebtedness or other indebtedness by the Company or any subsidiary.

Placement Agent:             Shoreline Pacific Institutional Finance, the Institutional Division of Financial
                             West Group.

Current Shares of Common
 Stock Outstanding:          28,941,946 (excluding shares of Common Stock issuable upon exercise of outstanding warrants and options and upon conversion of 5 1/2% subordinated convertible debentures).

Anticipated Pro Forma
 Shares of Common Stock
 Outstanding:                [32,994,631], assuming the conversion of $10,000,000 in principal amount of Debentures at a conversion price of $2.4675 (calculated as 84% of $2 15/16, the closing price of
                             Common Stock on the NASDAQ National Market System on August 15, 1995).

Eligible Investors:          Sales of Debentures will be made only to a prospective investor which is a sophisticated and knowledgeable institutional investor with assets in excess of $5,000,000 ("Eligible
                             Investor"), which is not a "U.S. Person" as defined in Rule 902 of Regulation S under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act.

Offering Procedure:          Interested Eligible Investors will be asked to execute Subscription Agreements with the
                             Company prior to Closing and follow the provisions set forth therein and in other written instructions delivered to them by the Placement Agent, including delivery of the purchase price for their Debentures and other required documents to the Placement Agent. The minimum subscription amount is $100,000; subscriptions in greater amounts may be in increments of $100,000.


Transfer Restrictions:       The Debentures and the shares of Common Stock into which the Debentures are convertible have not been registered under the Securities Act and are subject to restrictions on transferability and resale, such that the Debentures may not be transferred or resold in the
                             United States or to or for the account or benefit of any U.S. Person (as defined in Regulation
                             S under the Securities Act) for at least forty (40) days after the Closing, the Shares may not be transferred or resold in the United States or to or for the account or benefit of any
                             U.S. Person for at least forty (40) days after the date of conversion, and thereafter the
                             Debentures and the Shares may be transferred or resold only as permitted under the
                             Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.

[LETTERHEAD OF WELLINGTON MANAGEMENT COMPANY APPEARS HERE]

                                                                       EXHIBIT B

August 10, 1995

Mr. Thomas C. DeFazio
Chief Financial Officer
Autotote Corporation
888 Seventh Avenue
New York, NY 10106-1894

Dear Tom:

This letter will confirm that Autotote Corporation ("Autotote"), and Wellington Management Company ("WMC"), on behalf of Hartford Stock Fund and Hartford Advisers Fund (together, the "Funds"), are currently having discussions regarding the possible exchange of the 5-1/2% subordinated convertible debentures, due August 15, 2001, issued by Autotote (the "Debentures") for a new security or securities. As you know, the Funds are the holders of all outstanding Debentures and WMC is authorized to act on behalf of the Funds with respect to the matters described in this letter.

This letter will confirm our understanding (on behalf of the Funds and any subsequent holders of Debentures) that, with respect to any interest due and payable on the Debentures during the period after the date hereof and through and including September 13, 1995 (including without limitation the $1.1 million in interest payments which are due and payable on August 15, 1995), such payments shall not be made by Autotote and, if made by Autotote, will not be accepted by the holders of the Debentures, at any time prior to September 14, 1995. If any payment of interest with respect to the Debentures is received by, or on behalf of, any of the holders of the Debentures prior to September 14, 1995, such payment shall not be deemed to be a payment of interest under the Debentures, shall be held in trust for the benefit of Autotote, and shall be promptly returned to Autotote. The foregoing shall not apply to any payment received on or after September 14, 1995.

The agreements contained in the preceding paragraph shall not alter the fact that the interest due and payable on August 15, 1995 is owing as of such date, or the fact that an "Event of Default" under the terms of the Debentures shall exist on the date which occurs 30 days after August 15, 1995 if such interest has not been paid on or prior to such date. Such agreements are not a waiver by the Funds of their rights to payment (notwithstanding that the timing of such payment may be affected) or any other rights under the Debentures, and have been entered into in order to accommodate Autotote's dealings with its lenders.

This letter is entered into for the benefit of Autotote and for the benefit of Bankers Trust Company and the other lenders party to existing Credit Agreement with Autotote led by Bankers Trust Company, as Agent, and may be enforced by any of such entities.

                                  Very truly yours,


                                  WELLINGTON MANAGEMENT COMPANY


                                  By: /s/ Peter L. Curry
                                     --------------------------------
                                     Name: Peter L. Curry
                                     Title: Vice President and General Counsel

cc: Mr. Justin J. Vorwerk, Bankers Trust Company
    Mr. Christopher Kinslow, BT Securities Corporation
    Eric L. Berg, Esq., White & Case

                                                                       EXHIBIT C

                     AUTOTOTE CBS -- MORTGAGE REFINANCING

EXISTING FINANCING

Amount:           $2.1 million
Borrower:         Autotote Corporation
Guarantor:        Autotote CBS
Lender:           Primerit Savings Bank
Facility:         Construction Loan/Permanent Loan
Interest:         Construction Loan -- Prime plus 150 b.p.
                  Permanent Loan -- 7 year Treasury plus 300 b.p.
Maturity:         Construction Loan -- 8/15/95 with 90 day extension option
                  Permanent Loan -- 7 years with 7 year extension option
Principal
 Amortization:    20 years, 13 years on extension
Security:         Deed of Trust, Security Agreement and Fixture Filing on
                  building with assignment of rents

PROPOSED REFINANCING

Amount:           $2.1 million
Borrower:         Autotote CBS
Guarantor:        Autotote Corporation
Lender:           Standard Life and Accident Insurance Company
Facility:         Permanent Loan
Interest:         8%
Maturity:         August 1, 2015
Payments:         Monthly principal and interest of $17,566 for 240 months
Security:         Deed of Trust, Security Agreement and Financing Statement;
                  Assignment of Leases